SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 1, 1996

CAPITAL CITY BANK GROUP, INC.
(Exact name of registrant as specified in its charter)

     Florida                 0-13358                      59-2273542
(State of Incorporation) (Commission File Number)          (IRS Employer
Identification No.)

     217 North Monroe Street, Tallahassee, Florida               32301
     (Address of principal executive office)                (Zip Code)

Registrant's telephone number, including area code: (904) 671-0610

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

CAPITAL CITY BANK GROUP, INC.

FORM 8-K
CURRENT REPORT

Item 2.        Acquisition or Disposition of Assets

     On July 1, 1996, Capital City Bank Group, Inc. (the "Company"), consummated its acquisition of First Financial Bancorp, Inc., a Florida corporation ("First Financial"), parent company to First Federal Bank, Tallahassee, Florida. Pursuant to the terms of the Agreement and Plan of Merger dated as of December 10, 1995, each share of common stock of First Financial issued and outstanding on July 1, 1996 was converted into the right to receive from the Company $22.00 in cash. Total consideration paid to First Financial common stockholders and holders of options to acquire First Financial common stock was $20.3 million. In the near future First Federal Bank will be combined with and into Capital City Bank, a wholly owned subsidiary of the Company. Prior to consummation of the merger, First Financial, through First Federal Bank, conducted business from its headquarters and main office in Tallahassee, Florida and five other full service offices in northern and west-central Florida. At March 31, 1996, First Financial had assets of approximately $240.4 million, deposits of approximately $210.0 million and stockholders' equity of approximately $15.3 million.

     Information regarding the merger is set forth in the Agreement and Plan of Merger dated as of December 10, 1995, which is incorporated by reference and previously filed as Exhibit 2(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Item 7.         Financial Statements, Pro Forma Financial Information and
                Exhibits

     (a)  Financial Statements of Business Acquired:    To be filed by
amendment as soon as practicable but not later than 60 days from the date this Current Report on Form 8-K is required to be filed, or September 13, 1996.

     (b)  Pro Forma Financial Information:    To be filed by amendment as soon
as practicable but not later than 60 days from the date this Current Report on Form 8-K is required to be filed, or September 13, 1996.

     (c)  Exhibits:

                         Exhibit 2.1 Agreement and Plan of Merger dated as of December 10, 1995 (incorporated by reference and previously filed as Exhibit 2(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
                    1995).
SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CAPITAL CITY BANK GROUP, INC.

Date:                              By:/S/ J. KIMBROUGH DAVIS
                                   J. Kimbrough Davis
                                   Senior Vice President and Chief
                                   Financial Officer

EXHIBIT INDEX


Exhibit 2.1 Agreement and Plan of Merger dated as of December 10, 1995 (incorporated by reference and previously filed as Exhibit 2(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).